UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 21, 2008

Municipal Mortgage & Equity, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 300, Baltimore, Maryland		21202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective as of March 21, 2008, the registrant and certain of its subsidiaries entered into a Sixth Amended and Restated Loan Agreement among MMA Financial Warehousing, LLC and MMA Financial Bond Warehousing, LLC, as borrowers, and Municipal Mortgage & Equity, LLC, MMA Financial Holdings Inc., MMA Equity Corporation, MMA Financial TC Corp., MMA Financial BFGLP, LLC, MMA Financial BFRP Inc., MMA Financial BFG Investments LLC, MMA Special Limited Partner, Inc. and MMA Construction Finance, LLC, as guarantors, and MMA Multifamily Equity REIT, as lender. The lender is an advisory client of the registrant, and the registrant’s chief executive officer is one of the trustees of the lender. The lender is a pooled investment vehicle owned by a group of institutional investors, all of which approved the transaction.

The Amendment reflects the substitution of MMA Multifamily Equity REIT for the prior lenders, which were Bank of America, N.A., Citicorp USA, Inc., Merrill Lynch Community Development Company, LLC, Sovereign Bank and Comerica Bank. In addition, the Amendment (a) reduces the maximum amount available to be borrowed under the credit facility to the lesser of $38,575,000 and an amount equal to fifty percent of the value of certain collateral, and (b) increases the interest rate to the greater of (1) LIBOR plus seven percent or (2) ten percent. All amounts owing under the agreement must be repaid on or before September 30, 2008, which date may be extended to December 31, 2008 at the option of the borrowers. The credit facility continues to be secured by loans and equity interests owned by subsidiaries of the registrant relating to low income housing tax credit projects financed by them.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

March 27, 2008	By:	/s/ Michael L. Falcone

Name: Michael L. Falcone
Title: President and CEO